United States

Securities and Exchange Commission

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 14, 2017

Clarus Corporation

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	001-34767 (Commission File Number)	58-1972600 (IRS Employer Identification Number)

2084 East 3900 South, Salt Lake City, Utah (Address of principal executive offices)	84124 (Zip Code)

Registrant’s telephone number, including area code: (801) 278-5552

Black Diamond, Inc.

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

☐	Emerging growth company

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.03  Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

On August 14, 2017, Black Diamond, Inc., now known as Clarus Corporation (the “Company”) filed a Certificate of Amendment to its Amended and Restated Certificate of Incorporation, as amended, to amend Article 1 thereof to change the Company’s name from Black Diamond, Inc. to Clarus Corporation. The foregoing summary of the Certificate of Amendment is qualified in its entirety by reference to the full text of the Certificate of Amendment, which is attached hereto as Exhibit 3.1 and is incorporated in this Item 5.03 by reference.

Item 8.01  Other Events

On August 10, 2017, the Company issued a press release announcing the changing of the Company’s name from Black Diamond, Inc. to Clarus Corporation. The full text of the press release is attached hereto as Exhibit 99.1 and is incorporated in this Item 8.01 by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

3.1	Certificate of Amendment to Amended and Restated Certificate of Incorporation of the Company, as amended.
99.1	Press Release dated August 10, 2017.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CLARUS CORPORATION

Dated: August 14, 2017	By:	/s/ Aaron J. Kuehne
Name: Aaron J. Kuehne
Title: Chief Financial Officer and Chief Administrative Officer

EXHIBIT INDEX

Exhibit No.	Description

3.1	Certificate of Amendment to Amended and Restated Certificate of Incorporation of the Company, as amended.
99.1	Press Release dated August 10, 2017.